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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549




                                    FORM 8-K



                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934




Date of Report (Date of earliest event reported): December 5, 2001


                              800America.com, Inc.
               (Exact name of issuer as specified in its charter)



            Nevada                      000-28547              87-0567884
(State or other jurisdiction of        (Commission          (I.R.S. Employer
 incorporation or organization)        File Number)       Identification Number)



                              1929 S. 21st. Avenue
                               Nashville,TN 37212
              (Address of principal executive offices and zip code)


                                 (800) 999-5048
              (Registrant's telephone number, including area code)


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Item 2.           Acquisition or Disposition of Assets.

         On December 5, 2001, 800America.com, Inc. ( the "Company") through its wholly-owned subsidiary 800America.com Acquisition Corp., a Delaware corporation, acquired all of the outstanding capital stock of WizardWorld, Inc., in a stock- for- stock merger (such transaction being referred to as a "Merger") pursuant to a certain Merger Agreement and Plan of Reorganization dated as of December 3, 2001. WizardWorld, Inc., headquartered in Congers New York is an online marketplace where dealers and consumers can value, trade, buy and sell collectibles.. Each WizardWorld, Inc. preferred share was converted into .08121 shares of the Company's Common Stock. In connection with the closing of the Merger the Company issued a total of 660,000 shares of its Common Stock which had a value of approximately $2,178,000 based on the closing bid price of $3.30 per share the Company's Common Stock on December 5, 2001. The consideration paid by the Company was determined by the parties through a privately negotiated arm's length transaction. Holders of the shares of Common Stock received in the transaction have the right to put the shares back to the Company in one year at a repurchase price of $2.60 per share. Certain of the holders of the preferred stock of WizardWorld, Inc. who exchanged their shares for the Common Stock of the Company in the transaction also purchased a total of 340,00 shares of the Company's Common Stock in a private placement in which the Company received a total of $850,000 in proceeds. Such purchasers also have the right to put the shares acquired in the private placement back to the Company in one year at a repurchase price of $2.60 per share.

Item 7.  Financial Statements and Exhibits.

(a)      Financial Statements of Business Acquired ( to be filed by amendment)

(b)      Pro Forma Financial Information ( to be filed by amendment)

(c)      Exhibits

The following is filed as an Exhibit to this Report:

Exhibit Number    Description

         2 Form of Merger Agreement and Plan of Reorganization by and among. 800America.com, WizardWorld, Inc., 800America.com Acquisition Corp. and The Preferred Stockholders of WizardWorld, Inc.

                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Nashville, State of Tennessee, on the 19th day of December, 2001.

                                  800america.com, Inc.


                                  By:   /s/  David E. Rabi
                                        -----------------------------
                                        David E. Rabi,
                                        Chief Executive Officer


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                                  EXHIBIT INDEX


Exhibit Number    Description
--------------    -----------

         2 Form of Merger Agreement and Plan of Reorganization by and among. 800America.com, WizardWorld, Inc., 800America.com Acquisition Corp. and The Preferred Stockholders of WizardWorld, Inc.